Exhibit 31.2

Certification Pursuant to Rule 13a-14(a)/15d-14(a)

of the Securities Exchange Act of 1934

I, Jeffrey E. Young, certify that:

1. I have reviewed this Amendment to the Annual Report on Form 10-K/A of Juniper Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Jeffrey E. Young
Jeffrey E. Young
Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
DATE: April 27, 2018